UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2016

GENERAL COMMUNICATION, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-15279	92-0072737
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In a meeting on November 18, 2016, General Communication, Inc.'s Compensation Committee of its Board of Directors approved an increase to the target incentive compensation plan for Greg Chapados for 2017. Additionally, the Compensation Committee approved new 2017 targets for all individuals who were Named Executive Officers in the 2016 Proxy Statement. The Compensation Committee did not establish specific Adjusted EBITDA and capital expenditure goals.

Incentive Compensation Plan
The Compensation Committee increased Mr. Chapados' total incentive compensation plan target from $1,125,000 to $1,202,750. Mr. Chapados had restricted stock grants issued in the past as retention awards. The Compensation Committee approved the increase to the total incentive compensation plan target for Mr. Chapados in lieu of issuing new restricted stock grants.

The Compensation Committee also approved the following 2017 incentive compensation targets for all individuals who were Named Executive Officers in the 2016 Proxy Statement:

Name	Total 2017 Incentive Compensation Plan Target ($)
Ronald A. Duncan	1,475,000
Peter J. Pounds	455,000
Gregory F. Chapados	1,202,750
G. Wilson Hughes	466,667
Paul E. Landes	400,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMMUNICATION, INC.
(Registrant)

Date: November 23, 2016

	By	/s/ Peter J. Pounds
Name: Peter J. Pounds
Title: Senior Vice President,
Chief Financial Officer
and Secretary
(Principal Financial Officer)